Exhibit 99.1

May 11, 2016
FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen
Manager, Communications	Vice President, Investor Relations
(614) 460-5544	(219) 647-5688
kstammen@nisource.com	rghulen@nisource.com
NiSource Increases Dividend 6.5 Percent

MERRILLVILLE, Ind. - The Board of Directors of NiSource Inc. (NYSE: NI) today declared a quarterly common dividend payment of 16.5 cents per share payable Aug. 19, 2016, to stockholders of record at the close of business on July 29, 2016. This represents an increase of approximately 6.5 percent on an annualized dividend of 66 cents per share.

“Our infrastructure investment strategy continues to deliver significant benefits to our customers and shareholders, and today’s announcement underscores our focus on providing a sustainable and increasing dividend as part of our overall value proposition,” said NiSource President and CEO Joseph Hamrock. “With a focus on executing the full potential of our utility infrastructure strategy, grounded in more than $30 billion in long-term identified investments to fuel our plan, we continue to expect to deliver on our commitment to deliver annual earnings and dividend growth at 4 to 6 percent.”

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s more than 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource has been designated a World’s Most Ethical Company by the Ethisphere Institute since 2012 and is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. NI-F

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statement regarding NiSource’s or any of its subsidiaries’ business, performance, infrastructure investments and growth. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, but are not limited to, NiSource's debt obligations; any changes in NiSource's credit rating; NiSource's ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the price of commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles;

potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; risks associated with construction and natural gas cost and supply; extreme weather conditions; the ability of subsidiaries to generate cash; uncertainties related to the expected benefits of the separation of Columbia Pipeline Group and other matters set forth in the "Risk Factors" section in NiSource's Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.